CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 to Form F-1 of our report dated January 30, 2008, relating to the financial statements of Hambrecht Asia Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

Roseland, New Jersey
January 31, 2008